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                                                                   EXHIBIT 10.29

The Registrant has requested confidential treatment of portions of this Agreement. Those portions have been redacted from the Agreement.

                           JOINT DEVELOPMENT AGREEMENT

     THIS AGREEMENT is entered into as of this 4 day of December, 1997, between ECRIX CORPORATION (hereinafter "Ecrix"), having a place of business at 5500 Central Avenue, Boulder, Colorado 80301 U.S.A., and AIWA CO., LTD. (hereinafter "AIWA"), having a place of business at 2-11, Ikenohata 1-chome, Taito-ku, Tokyo, Japan.

I. BACKGROUND

     AIWA has development and manufacturing expertise in low cost, helical scan/DDS tape drives and autoloaders, and an established marketing presence and significant procurement and manufacturing resources in Asia. Ecrix has advanced, leading edge electronic design expertise in advanced and proprietary variable speed architecture technology and in low cost helical scan tape drives, specifically in the areas of electronic architecture and data formats, as well as significant marketing and sales expertise in low cost tape drives, primarily in the United States.

     AIWA and Ecrix desire to create a mutually beneficial, long-term, cooperative strategic partnering relationship for the development, manufacture and distribution of computer products utilizing each party's expertise. This Agreement sets forth the terms and conditions for the first project of that cooperative strategic partnering relationship, which is the development, manufacture and distribution of the 8mm E-1 tape drive.

II. DEFINITIONS

     A. "Product" shall mean the 8mm "E-1" tape drive, as described on the product description attached as Exhibit A and as will be more fully described in the Product Specification to be developed under this Agreement.

     B. "AIWA" shall include any corporation, business organization or other legal entity which AIWA owns or controls, directly or indirectly, an interest of at least fifty percent (50%) of the voting stock.

     C. "Ecrix" shall include any corporation, business organization or other legal entity which Ecrix owns or controls, directly or indirectly, an interest of at least fifty percent (50%) of the voting stock.

III. RESPONSIBILITIES OF AIWA AND ECRIX

AIWA and Ecrix shall be responsible for the following activities in connection with the development and manufacturing of the Product:

     A. Developing the initial specifications for the Product (the "Product Specification"), which shall be subject to the mutual agreement of both parties and shall be attached to and become part of this agreement as Exhibit B. Modifications to the

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Product Specification may be made at any time with the mutual agreement of the parties, and shall be attached to and become part of this Agreement.

     B. Developing the initial milestone schedule for completion of the tasks set forth in this Section III, Section IV and in Section V (the "Milestone Schedule"), which shall be subject to the mutual agreement of both parties, and shall be attached to and become part of this Agreement as Exhibit C. Modifications to the milestone schedule may be made at any time with the mutual agreement of the parties, and shall be attached to and become part of this Agreement.

IV. RESPONSIBILITIES OF ECRIX. Ecrix shall be responsible for the following activities in connection with the development and manufacturing of the Product in accordance with the Product Specification and the Milestone Schedule:

     A. Electronics design;

     B. Packaging specifications;

     C. Media specifications and qualification;

     D. ASIC specifications and qualification;

     E. Functional test tools and initial test fixtures.

V. RESPONSIBILITIES OF AIWA

AIWA shall be responsible for the following activities in connection with the development and manufacturing of the Product in accordance with the Product Specification and the Milestone Schedule.

     A. Mechanism design.

     B. Mechanism specification and qualification.

     C. Packaging design.

     D. A reliable testing program for the mechanism design for the Product.

     E. A reliable quality control program for the manufacture of the Product.

VI. COST TARGETS; PRICES

     A. Both parties acknowledge the importance of achieving the lowest possible product cost and both parties agree to use their best efforts to meet and improve on the cost targets set forth below:

         1. Bill of materials cost of direct materials components comprising the electronics assembly: [Confidential Information Redacted];

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         2. Bill of materials cost of direct materials components comprising the drum and mechanism assembly and enclosure: [Confidential Information Redacted]; and

         3. Reasonable mark-up on the price to Ecrix for Product units: estimated at [Confidential Information Redacted] of the total direct materials component cost (which mark-up includes an amount for profit, assembly, testing, overhead and amortization of development, tooling and other start-up costs).

     B. The parties acknowledge that, after production has begun, improvements in design, production, procurement and assembly are expected to be identified and implemented. The parties agree to negotiate in good faith for both Product cost reductions and appropriate sharing of the benefits from all Product cost reductions.

     C. The table below lists quantities for ES, SS, and KSS units and the responsibilities of each party in connection with those units.

                Ecrix            AIWA            Electronics             Mechanism           Asmy & Test

ES                50              25                Ecrix                  AIWA                 Ecrix
SS                70              50                Ecrix                  AIWA               AIWA/Ecrix
KSS               90              60                 AIWA                  AIWA                  AIWA

AIWA and Ecrix will provide the ES and SS sub-assemblies and finished units in the quantities listed above to each other at no cost. Ecrix will pay AIWA two times the regular production Product prices determined in accordance with this Agreement for the quantity of KSS units listed above.

     D. In the event of a high volume contract from a single OEM customer, the parties agree to negotiate an appropriate price reduction to the unit price to Ecrix as will be more fully described in the Manufacturing and Supply Agreement described below.

VII. DEVELOPMENT AND TOOLING COSTS; TAXES

     A. Ecrix shall be responsible and pay for all its costs associated with the development activities described in IV above.

     B. AIWA shall be responsible and pay for all costs associated with the development activities described in V above. AIWA shall amortize such costs in a manner that minimizes the impact of such costs on the Product sales price to Ecrix as set forth in VI.A.3 above.

     C. Responsibility for the development of future products and related costs shall be as mutually agreed between the parties in keeping with the spirit of the parties' cooperative working relationship.

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     D. All taxes imposed as a result of the existence of this Agreement, or the performance of the parties hereunder, shall be borne and paid by the party required to do so by applicable law.

VIII. PAYMENT TERMS

     A. Ecrix shall pay AIWA for Product units in U.S. dollars. In the event the exchange rate of the U.S. Dollar against the Japanese Yen fluctuates so that the exchange rate at the time of a transaction between the parties differs by [Confidential Information Redacted] (under or above) from the exchange rate as of the day of the initial commercial shipment of Products, such difference shall be shared equally between the parties and the exchange rate for such transaction shall be the rate of the initial shipment plus or minus half of such difference. Both parties will use their best efforts to reduce Yen/Dollar exchange fluctuation risks, including shifting of manufacturing location and parts procurement.

     B. AIWA shall extend its standard credit terms to Ecrix consistent with its current business practices for its most favored customers. Such terms will be more fully described in the Manufacturing and Supply Agreement.

IX. SALES TERRITORIES

     Sales territories are to be provided for in the Manufacturing and Supply Agreement on terms and conditions mutually agreed upon through good faith discussions and negotiations of the parties.

X. STRATEGIC INVESTMENT

     AIWA shall have the option of purchasing any amount fixed at its own discretion provided that such amount does not exceed $2,000,000 of Class C Preferred Stock (the "Class C Stock") of Ecrix on the same terms and conditions and with such other rights and privileges as may be negotiated by the parties purchasing a majority of the Class C Stock. It is anticipated that the closing of the Class C Stock round will occur on or before November 1, 1997, or within 90 days thereafter.

XI. MANUFACTURING RIGHTS AND MANUFACTURING AND SUPPLY AGREEMENT

     AIWA will have exclusive worldwide rights to manufacture the Product subject to certain conditions and limitations which will be negotiated in good faith between AIWA and Ecrix and included in the Manufacturing and Supply Agreement. Ecrix and AIWA agree to negotiate in good faith a Manufacturing and Supply Agreement for the manufacture of Product units by AIWA and the sale of Product units from AIWA to Ecrix. The first rough draft of this Agreement will be prepared by Ecrix with input from AIWA on or about December 15, 1997, and the parties will negotiate in good faith to finalize such agreement on or before April 30, 1998. Such Manufacturing and Supply Agreement shall include the pricing and payment provisions of VI and VIII above, and such other terms and conditions as are normally included in such agreements.

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XII. INTELLECTUAL PROPERTY RIGHTS

     A. Each party agrees to file applications for and pursue the issuance of United States, European and Japanese patents that arise out of each parties' activities in connection with development and manufacturing of the Product in accordance with this Agreement.

     B. The ownership of any intellectual property rights including, but not limited to, patents, copyrights, mask works, and trade secrets, that may arise out of each party's activities carried out under this Agreement shall be as follows:

         1. Where the intellectual property rights arise out of work carried out solely by one party and independent of the Confidential Information (specified in Section XV) of the other party, the rights shall belong solely to the party performing such work. The presumption for this purpose is that Ecrix will own all rights in the electronic design and any trademarks or copyrights associated with the Product marketed under the Ecrix name, and that AIWA will own all rights in the mechanical design. Each party shall give written notice of any work that may give rise to ownership of rights that is inconsistent with this presumption.

         2. Where the rights arise out of work carried out jointly by both parties or by one party using any Confidential Information of the other party, the rights shall be jointly owned by the parties, subject to the limitations set forth in this Agreement. The parties agree to cooperate with each other to file applications for patents or other intellectual property rights arising out of such work. All expenses and charges necessary for the filing and prosecution of such applications, issuance and maintenance fees for such rights shall be equally borne by the parties.

XIII. MUTUAL LICENSE

     Each party grants to the other party a non-exclusive and paid-up license under its intellectual property rights (including pre-existing rights) to conduct the activities under the terms of and during the term of this Agreement.

XIV. EXCHANGE OF TECHNICAL INFORMATION; MODIFICATIONS; RELATED PRODUCT DEVELOPMENT; COMMUNICATION AND LIAISON; REPORTING

     A. Each party acknowledges that the purpose of this Agreement is to establish a long-term, mutually beneficial working relationship in the joint development of the Product. The parties recognize that the commercialization of the Product may involve technical challenges. As such, each party agrees to (i) provide the other with reasonable consultation services with regard to the design and development of the components for which it has responsibility as set forth in Sections IV and V above; and (ii) to make all reasonable efforts to improve, enhance and modify the Product.

     B. The parties recognize that either Ecrix or AIWA may develop additional products for which a joint development effort would also be mutually beneficial. In

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particular, the parties have begun initial discussions about the development of an autoloader which would be designed to operate with the Product. The parties agree to negotiate in good faith appropriate addenda to incorporate such additional products under this Agreement.

     C. In order to assure a smooth and optimal joint development between the parties, each party will, from time to time during the term of this Agreement, upon the written request of the other party and with the least possible delay, provide the other party with technical assistance and disclose specific information with respect to the development, design, manufacture and assembly of the Product, as required for each party's responsibilities as described in Sections IV and V above, based on their mutual competencies and in full compliance with the terms of Exhibit D (Non-Disclosure Agreement) attached hereto. Such assistance will include but not be limited to, factory visits, consultation, problem solving meetings and disclosure of technical information applicable to each party's responsibilities. Each party will provide the other party with the appropriate expertise, without any charge to the other, in a timely manner, at the facility site so requested.

     D. Each party shall, from time to time during the term of this Agreement, dispatch its pertinent engineer(s) to an agreed place, subject to the prior consent of the other party, to conduct meetings for the purpose of expediting the joint development work and/or solving problems relating to the development of the Product. Each party hereto shall bear to its own costs and expenses for such meetings. Each party further agrees to submit to the other party any interim reports in English from time to time during the period of joint development as and when the submitting party considers such reports as appropriate and conducive for the purpose of the joint development.

XV. CONFIDENTIALITY

     A. Ecrix and AIWA have entered into a Non-Disclosure Agreement dated August 7, 1996, a copy of which is attached as Exhibit D. The parties agree that the purpose of the parties' disclosures under that Non-Disclosure Agreement is hereby expanded to include all activities of both parties contemplated by this Agreement and that the provisions of that Non-Disclosure Agreement shall be applicable to all Confidential Information disclosed by either party in connection with such activities.

     B. The existence of this Agreement including the terms and conditions thereof shall not be publicized or disclosed to any third party by either party without the other party's prior written consent. Each party hereby grants the other party consent to disclose the existence and basic terms of this Agreement as required by law or to third parties receiving such information who are obligated to keep the same in confidence. The parties further agree to reasonably cooperate and coordinate the review and approval of press releases and other announcements concerning the Product and the activities of each party relating to this Agreement.

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XVI. WARRANTY AND INDEMNIFICATION

     A. Ecrix and AIWA warrant that each of them possess full power and authority to make this Agreement.

     B. Ecrix and AIWA warrant that each of them own or have licenses to use all intellectual property rights necessary to perform their respective responsibilities as set forth above and such intellectual property rights are free from all royalty obligations, liabilities, security interests, liens and encumbrances.

     C. AIWA warrants that it has the full right to use the preexisting intellectual property (including the Sony patents) described on Exhibit E without any royalty obligations or liabilities, and the right to use and the right to permit Ecrix to use such intellectual property with respect to the Products manufactured by AIWA, pursuant to the licenses granted in this Agreement.

     D. Ecrix shall indemnify and at all times keep AIWA fully indemnified against all actions, proceedings, claims or demands for infringement of patents, copyright or other intellectual property rights made against AIWA by reason of breach of the Ecrix warranties under this Section. Ecrix shall defend and shall have the right to settle any such action, proceeding, claim or demand at Ecrix's expense with counsel chosen by Ecrix subject to AIWA's reasonable approval.

     E. AIWA shall indemnify and at all times keep Ecrix fully indemnified against all actions, proceedings, claims or demands for infringement of patents, copyright or other proprietary rights made against Ecrix by reason of breach of the Ecrix warranties under this Section. AIWA shall defend and shall have the right to settle any such action, proceeding, claim or demand at AIWA's expense with counsel chosen by AIWA subject to Ecrix's reasonable approval.

XVII. TERM AND TERMINATION

     A. This Agreement shall become effective on the date first written above and shall be in effect for a term of two (2) years unless earlier terminated as provided below:

         1. Upon one-hundred eighty (180) days written notice to the other party;

         2. Upon the failure by either party to comply with any of the material provisions of this Agreement, provided the other party has first delivered to the non-complying party at least thirty (30) days' prior written notice of such noncompliance and opportunity to cure; and

         3. To the extent permitted by law, if either party becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, has an involuntary petition in bankruptcy filed against it (if the same shall

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not be dismissed within 90 days after the filing of such petition), or if a receiver or trustee is appointed as a result of financial difficulty (a "Bankruptcy Event").

     B. Notwithstanding the above, the provisions of Sections XII, XV, XVI and XVIII hereof shall survive the termination of this Agreement.

     C. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

XVIII. MISCELLANEOUS

     A. Neither party shall, directly or indirectly assign, transfer, divide, share or sublicense this Agreement, or any or all of its performance, rights or obligations hereunder to any third party without the other party's prior written consent, except in connection with the sale of all or substantially all of the business and assets of the party. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective assigns.

     B. In no event shall either of the parties hereto be liable to the other party and/or third parties for any loss of profits, interruption of business or for any intellectual, special, indirect or consequential damages arising out of or in connection with this Agreement.

     C. Neither party shall be required to perform its respective obligations under this Agreement or be liable for failure to perform or delay in performance if the non-performance or delay is caused by act of God, war, civil disturbance, strike, work stoppage, shortage of supplies, transport contingencies, power failures, treaties, laws, regulations, ordinances, acts or orders of any governmental agency or government official or any other cause not within the control of the party from whom the performance was required.

     D. Any failure of either party to enforce, at any time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any right of such party to enforce each and every provision of this Agreement.

     E. This Agreement, together with all Exhibits hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter, including but not limited to, that certain Memorandum of Understanding dated November 12, 1996. Any changes to this Agreement must be in writing and signed by an authorized representative of both parties. Both parties acknowledge that there may be other agreements between Ecrix and AIWA for other subject matters, and this Agreement shall not modify those agreements.

     F. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this

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Agreement. All references in this Agreement to articles, sections and Exhibits shall, unless otherwise provided, refer to the articles and sections hereof and Exhibits attached hereto, all of which are incorporated herein by reference.

     G. This Agreement is deemed entered into and shall in all respects be governed by and construed under the laws of Colorado. The parties shall use their best efforts to settle any matters not expressed in this document by amicable agreement. If any dispute or difference shall arise between the parties concerning the construction of this Agreement or the rights or obligations of either party, the parties shall strive to settle the same amicably, but if they are unable to do so, the dispute or difference shall be finally settled by arbitration pursuant to the Japan-American Trade Arbitration Agreement of September 16, 1952, by which each party agrees to be bound, and the award of the arbitration shall be final. The place of arbitration shall be determined by the identity of the party demanding arbitration. If AIWA demands arbitration, the place of arbitration shall be Boulder, Colorado, U.S.A. If Ecrix demands arbitration, the place shall be Tokyo, Japan. On all matters and procedures concerned with arbitration other than selection of the place of arbitration, as agreed above, the provisions of the Japan-American Trade Arbitration Agreement of September 16, 1952 shall apply. The award of the arbitration shall be final and may be entered into and enforced by any court having jurisdiction. The cost of the arbitration proceeding and attorneys' fees and expenses of the parties shall be allocated as directed by the arbitrators.

     H. The parties hereto are independent contractors and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, or agency relationship between the parties. Ecrix and AIWA acknowledge and agree that they do not have the authority to make any representation to any third party, directly or indirectly, indicating that they have the authority to act for or on behalf of the other party or to obligate the other party in any manner whatever.

     I. The parties agree to comply with all applicable Japanese, United States Federal and State laws and regulations related to the export of technical data under this Agreement, and obtain all required governmental approvals prior to export.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ECRIX CORPORATION                      AIWA CO., LTD.

By: /s/ Kelly Beavers                  By: /s/ Yoshio Ishigaki
    -------------------------------        --------------------------------
    Kelly Beavers                          Yoshio Ishigaki
    President                              President
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                                                                   EXHIBIT 10.29

The Registrant hereby agrees to furnish supplementally a copy of the following omitted Exhibits:

         Exhibit A                          Product Description
         Exhibit B                          Product Specifications
         Exhibit C                          Milestone Schedule
         Exhibit D                          Non-Disclosure Agreement
         Exhibit E                          Preexisting Intellectual Property